SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2002

                                               Exact Name of Registration as Specified in Charter:

CHINA GLOBAL DEVELOPMENT, INC.
State of Other Jurisdiction of Incorporation: Nevada

Commission File Number: 0-27323

IRS Employer Identification Number: 87-0403828

Address and Telephone Number of Principle Executive Offices:
4766 Holladay Blvd.
holladay, UT 84117
801.273.9300

Item 1. Changes in Control of Registrant

Effective September 27, 2002, the Registrant held a special meeting of the stockholders for the purpose of ratifying the rescission of the acquisition of Rainbow Light Global Corporation. At the meeting the shareholders ratified the rescission of the acquisition and cancellation of 45 million shares issued in connection with the acquisition. As a result of the rescission, voting control of the Registrant reverted to the Company's former president Scott Hosking.

Item 5. Other Events

As a result of the change in control of Registrant, the Registrant's former officers and directors Bao Hua Zheng, Yu Chen Zhang, and Baldwin Yung resigned and were replaced by Paul Beatty as sole officer and director.

Effective with the change in control, the Registrant has relocated its corporate offices from Newport Beach, California to 4766 Holladay Boulevard, Holladay, Utah 84117.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GLOBAL DEVELOPMENT, INC.

/s/ Paul Beatty
President
Date: 10/12/02